Exhibit 99.1

HOPE CONCRETE, LLC

CONSOLIDATED FINANCIAL STATEMENTS AND INDEPENDENT

ACCOUNTANT’S REVIEW AND COMPILATION REPORTS

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

HOPE CONCRETE, LLC

CONSOLIDATED FINANCIAL STATEMENTS AND INDEPENDENT

ACCOUNTANT’S REVIEW AND COMPILATION REPORTS

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

TABLE OF CONTENTS

Page

Independent Accountant’s Review Report on the March 31, 2026 Interim Consolidated Financial Statements and Independent Accountant’s Compilation Report on the March 31, 2025 Interim Financial Statements

1-2

Unaudited Consolidated Financial Statements:

Consolidated Balance Sheets (Unaudited)	3

Consolidated Statements of Income (Loss) and Changes in Member’s Equity (Unaudited)	4

Consolidated Statements of Cash Flows (Unaudited)	5

Notes to Consolidated Financial Statements (Unaudited)	6-21

EDGIN, PARKMAN, FLEMING & FLEMING, PC
CERTIFIED PUBLIC ACCOUNTANTS
MICHAEL D. EDGIN, CPA
1401 HOLLIDAY ST., SUITE 216 - P.O. BOX 750	DAVID L. PARKMAN, CPA
WICHITA FALLS, TEXAS 76307-0750	A. PAUL FLEMING, CPA
PH. (940) 766-5550 - FAX (940) 766-5778	JOSHUA R. HARMAN, CPA

Independent Accountant’s Review Report on the March 31, 2026 Interim

Consolidated Financial Statements and Independent Accountant’s Compilation

Report on the March 31, 2025 Interim Financial Statements

To the Member of

Hope Concrete, LLC

Review of March 31, 2026 Interim Consolidated Financial Statements

We have reviewed the accompanying interim consolidated financial statements of Hope Concrete, LLC (a Texas Limited Liability Company) which comprise the interim consolidated balance sheet as of March 31, 2026, and the related interim consolidated statements of income and changes in member’s equity, and cash flows for the three months then ended then ended, and the related notes to the interim consolidated financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of Company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the interim consolidated financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Interim Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the interim consolidated financial statements in accordance with the basis of accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of interim consolidated financial statements that are free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the interim consolidated financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

We are required to be independent of Hope Concrete, LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements related to our review.

Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Compilation of March 31, 2025 Interim Financial Statements

Management is responsible for the accompanying interim financial statements of Hope Concrete, LLC, which comprise the balance sheet as of March 31, 2025, and the related interim statements of income (loss) and changes in member’s equity, and cash flows for the three months then ended then ended, and the related notes to the interim financial statements in accordance with accounting principles generally accepted in the United States of America. We have performed a compilation engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. We did not audit or review the interim financial statements nor were we required to perform any procedures to verify the accuracy or completeness of the information provided my management. We do not express an opinion, a conclusion, nor provide any assurance on the March 31, 2025 interim financial statements.

EDGIN, PARKMAN, FLEMING & FLEMING, PC
Wichita Falls, Texas
May 5, 2026

HOPE CONCRETE, LLC

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

MARCH 31, 2026 AND 2025

	Reviewed	Compiled
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$441,137	$2,887,020
Accounts receivable:
Trade, net	7,318,222	6,196,153
Other receivables	215,693	104,114
Related party receivable	897,722	—
Inventory	1,327,269	1,101,600
Prepaid expenses	1,104,827	948,845

Total current assets	11,304,870	11,237,732

Other assets:
Accounts and notes receivable - related party	7,216,556	2,990,601
Property and equipment, net	17,363,562	17,100,887
Right-of-use assets, net	5,781,703	312,473
Goodwill	28,060,394	24,918,238
Investment in captive insurance company	1,287,167	1,146,000
Deposit	70	70

Total other assets	59,709,452	46,468,269

Total assets	$71,014,322	$57,706,001

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accounts payable	$5,311,979	$4,338,024
Accrued expenses	1,783,911	1,076,070
Current income tax liability	150,115	526,658
Deferred income tax liability	4,619,235	3,556,318
Current portion of finance lease liability	266,360	53,976
Current portion of notes payable, net of deferred loan costs	4,113,141	2,739,050

Total current liabilities	16,244,741	12,290,096

Long-term liabilities:
Finance lease liability, net of current portion	5,831,690	311,925
Notes payable, net of current portion and deferred loan costs	22,447,426	20,771,689

Total long-term liabilities	28,279,116	21,083,614

Total liabilities	44,523,857	33,373,710
Member’s equity	26,490,465	24,332,291

Total liabilities and member’s equity	$71,014,322	$57,706,001

See Accompanying Notes and Independent Accountant’s Review and Compliation Report

HOPE CONCRETE, LLC

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND CHANGES

IN MEMBER’S EQUITY (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

	Reviewed	Compiled
	2026	2025
Net sales	$14,559,218	$12,239,950
Cost of sales	11,507,189	10,799,648

Gross profit	3,052,029	1,440,302

Operating expenses:
General and administrative	1,404,115	1,574,973
Business development	15,415	97,436
Depreciation and amortization	226,157	77,538

Total operating expenses	1,645,687	1,749,947

Income (loss) from operations	1,406,342	(309,645)

Other income (expense):
Interest income	1	276
Equipment rental	96,393	96,009
Management fees	60,000	60,000
Gain on disposal of property and equipment	33,970	—
Interest expense	(633,446)	(443,249)

Total other income (expense)	(443,082)	(286,964)

Net income (loss) before income tax expense	963,260	(596,609)
Income tax expense	52,276	85,389

Net income (loss)	910,984	(681,998)
Member’s equity, January 1,	25,579,481	25,014,289

Member’s equity, March 31	$26,490,465	$24,332,291

See Accompanying Notes and Independent Accountant’s Review and Compilation Report

HOPE CONCRETE, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

	Reviewed	Compiled
	2026	2025
Cash flows from operating activities:
Net income (loss)	$910,984	$(681,998)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Amortization of debt issuance costs	10,077	10,077
Amortization of right-of use asset	131,893	13,991
Depreciation	639,156	554,741
Deferred income taxes	22,253	55,366
(Gain) on disposal of property and equipment	(33,970)	—
Changes in assets and liabilities:
(Increase) decrease in:
Trade receivables	(1,143,223)	1,570,978
Other receivables	7,659	114,108
Related party receivable	(792,556)	—
Inventory	(525,632)	(362,370)
Prepaid expenses	546,430	368,138
Increase (decrease) in:
Accounts payable	1,251,157	(1,711,014)
Accrued expenses	(465,847)	(628,227)
Income tax liabilities	30,023	30,023

Net cash provided (used) by operating activities	588,404	(666,187)

Cash flows from investing activities:
Purchase of property and equipment	(295,324)	(321,119)
Proceeds from sale of property and equipment	33,970	—
Issuance of accounts and notes receivable - related party	(441,594)	(1,318,363)

Net cash used by investing activities	(702,948)	(1,639,482)

Cash flows from financing activities:
Note payable borrowings	829,875	2,500,000
Finance lease repayments	(62,551)	(12,388)
Note payable repayments	(1,044,634)	(897,030)
Payment of debt issuance costs	—	(32,584)

Net cash provided (used) by financing activities	(277,310)	1,557,998

Net decrease in cash and cash equivalents	(391,854)	(747,671)
Cash and cash equivalents, January 1	832,991	3,634,691

Cash and cash equivalents, March 31	$441,137	$2,887,020

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$633,446	$443,249

Income taxes	$—	$—

See Accompanying Notes and Independent Accountant’s Review and Review Report

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2026 AND 2025

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Nature of Business

Hope Concrete, LLC, a Texas limited liability company, was formed on October 26, 2018. The Company is a manufacturer of ready-mix concrete with plants in Bonham, Sherman, Rhome, Commerce, and Gainesville, Texas. During 2024, the Company acquired a site in Celina, Texas for another plant, but it was not operational at March 31, 2026. The Company is headquartered in Bonham, Texas.

Wholly-Owned Subsidiary

On April 3, 2025, the Company formed a wholly-owned subsidiary, Lafayette Concrete Division, LLC. A Louisiana limited liability company. Lafayette Concrete Division, LLC purchased the assets and liabilities of an existing concrete plant in Maurice, Louisiana and immediately started business in early April 2025.

Consolidated Financial Statements

For reporting purposes, the operations of Hope Concrete, LLC and its wholly-owned subsidiary are consolidated. All intra-entity balances and transactions have been eliminated. As a result, the March 31, 2026 financials are consolidated and the March 31, 2025 reflect only the balances from Hope Concrete, LLC. The consolidated entity is referred to as the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value of Financial Instruments

In accordance with the reporting requirements of Accounting Standards Codification (ASC) 825-10-50, “Disclosures About Fair Value of Financial Instruments”, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short-term nature of these items. The estimated fair value of the notes payable and line of credit also approximates its carrying value because the terms are comparable to similar lending arrangements in the marketplace.

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONT’D.)

MARCH 31, 2026 AND 2025

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D.)

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains cash balances in bank accounts that may, at times, exceed federally insured limits. The Company has incurred no losses from such accounts.

Accounts Receivable

Accounts receivable are recorded at net realizable value, which includes an allowance for credit losses to reflect any anticipated losses on the collection of accounts receivables balance. The Company uses the allowance method of accounting for doubtful accounts. The year-end balance is based on historical collections and management’s review of the current states of existing receivables and estimates as to their collectability.

After all attempts to collect a receivable have failed, the receivable is written off against the allowance for credit losses. At March 31, 2026 and 2025, management has recorded an allowance of $298,122 and $256,309, respectively.

Inventory

Inventories typically consist of raw materials and are valued at the lowest of cost or net realizable value on a first-in, first-out (FIFO) basis. The Company reviews inventory balances to determine if the carrying amount exceeds their net realizable value. This review process incorporates current industry and customer-specific trends, current operating plans, historical price activity and selling prices expected to be realized. If the carrying amount of inventory exceeds its estimated net realizable value, the carrying values are adjusted accordingly.

Property and Equipment

The Company records purchases of property and equipment at cost less accumulated depreciation. Depreciation for financial reporting purposes commences when the assets are placed in service on a straight-line basis over the estimated useful lives of the assets which are as follows:

Asset	Estimated Useful Life
Equipment	5 years
Autos and Trucks	5 to 10 years
Buildings and Improvements	39 to 40 years
Leasehold improvements	15 years
Other Equipment	5 to 25 years
Land	Indefinite

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONT’D.)

MARCH 31, 2026 AND 2025

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D.)

Expenditures for repairs and maintenance are charged to expenses as incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing property and equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is recognized in the statement of income and changes in member’s equity.

Short-term Leases

The Company has elected to account for leases with a term of 12 months or less by recognizing the lease payments in profit or loss on a straight-line basis over the term of the lease and any variable lease payments in the period in which the obligation for the payment is incurred.

Right-of-use Assets and Liabilities

Right-of-use assets derived from finance lease agreements are amortized on a straight-line basis over the life of the agreement. Finance lease liabilities are treated similar to standard note payable transactions.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net assets acquired, and is accounted for in accordance with ASC 350, “Intangibles - Goodwill and Other”.

Goodwill is reviewed and tested for impairment upon the occurrence of a triggering event. As of March 31, 2026 and 2025, management has determined there was no impairment of goodwill.

The Company adopted ASU 2014-18, an amendment to ASC 350. In accordance with ASU 2014-18, the Company does not recognize separately from goodwill, customer-related intangible assets, unless they are capable of being sold or licensed independently from other assets of the business, or noncompetition agreements.

Impairment of Long-lived Assets

In accordance with ASC 360-10, “Accounting for the Impairment or Disposal of Long-lived Assets”, the Company periodically reviews the carrying value of its long-lived assets, such as property and equipment, to test whether current events or circumstances indicate that such carrying value may not be recoverable. If the tests indicate that the carrying value of the asset is greater than the expected cash flows to be generated by such asset, then an impairment adjustment is recognized for the excess of the carrying value over fair value. For the three months ended March 31, 2026 and 2025, there were no impairments of long-lived assets.

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONT’D.)

MARCH 31, 2026 AND 2025

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D.)

Deferred Loan Costs

Costs incurred for entering into the Company’s long-term debt are amortized over the term of the debt using the effective interest rate method. In accordance with ASU 2015-03, “Debt Issuance Costs”, deferred loan costs are presented as debt discounts, net of the outstanding debt balances on the accompanying balance sheets. Deferred loan costs at March 31, 2026 and 2025 were $101,178 and $112,192, respectively. During the three months ended March 31, 2026 and 2025, amortization of deferred loan costs totaled $10,077 and $10,077, respectively, and is included in interest expense in the accompanying statements of income and changes in member’s equity.

Revenue and Cost Recognition

The Company’s revenues are comprised of concrete sales and related products to customers. Revenue is recognized when the Company satisfies its performance obligation under the contract by performing the service to its customers. A performance obligation is a promise to transfer a distinct product or service to a customer.

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products or providing services. The nature of the Company’s contracts does not give rise to any notable amounts of variable consideration. Neither the type of product or service sold, or the location of sale significantly impacts the nature, amount, timing or uncertainty of revenue and cash flows.

A contract’s transaction price is allocated to each distinct performance obligation within the contract. Substantially all of the Company’s contracts have a single performance obligation. In instances where multiple performance obligations may exist, due to the short duration of the arrangements or the insignificance of certain performance obligations, in substantially all cases it is not necessary to allocate the transaction price to the distinct performance obligations as the allocation would not result in a different accounting outcome.

All of the Company’s revenue is from products transferred to customers at a point in time. The Company recognizes revenue at the point in time in which the customer obtains control of the product, which is generally at delivery.

The Company expenses costs of obtaining a contract when incurred.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between financial statements carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income on deferred tax assets and liabilities for a change in tax status or tax rates is recognized in income in the period that includes the enactment date.

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONT’D.)

MARCH 31, 2026 AND 2025

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D.)

The Company evaluates uncertain tax positions with the presumption of audit detection and applies a “more likely than not” standard to evaluate the recognition of tax benefits or positions. As of March 31, 2026 and 2025, the Company had no uncertain tax positions. Accordingly, the Company has not recognized any penalty, interest or tax impact related to uncertain tax positions.

Advertising Costs

In accordance with ASC 720-35, “Advertising Costs”, the Company expenses advertising costs as they are incurred. Advertising costs were approximately $8,238 and $15,216 for the three months ended March 31, 2026 and 2025, respectively.

Concentrations

Cash

The Company maintains cash in various banking institutions. At March 31, 2026, the balance in two of these accounts exceeded FDIC insurance by $1,333,571 and at March 31, 2025, the balance in two of these accounts exceeded FDIC insurance by $4,161,088.

Customers

For the three months ended March 31, 2026, the Company’s top five customers represented 31% of total sales and 27% of total accounts receivable at March 31, 2026. For the year ended March 31, 2025, the Company’s top five customers represented 37% of total sales and 36% of total accounts receivable at March 31, 2025. The loss of one or more of these customers could have a negative impact on the Company’s financial statements.

Vendors

For the three months ended March 31, 2026, the Company’s top five vendors represented 48% of the total vendor-related costs and 44% of accounts payable at March 31, 2026. For the three months ended March 31, 2025, the Company’s top five vendors represented 55% of the total vendor-related costs and 50% of accounts payable at March 31, 2025. The loss of one or more of these vendors could have a negative impact on the Company’s financial statements.

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONT’D.)

MARCH 31, 2026 AND 2025

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of March 31, 2026 and 2025:

	2026	2025
Land	$—	$380,545
Equipment not in service	1,036,581	1,773,966
Leasehold improvements	92,390	—
Buildings and improvements	—	1,901,773
Autos and trucks	12,808,232	9,155,968
Equipment	13,012,809	11,465,903

Total	26,950,012	24,678,155
Less accumulated depreciation	(9,586,450)	(7,577,268)

Property and equipment, net	$17,363,562	$17,100,887

The equipment not in service is for a new plant that is not in service at March 31, 2026.

In 2023, the Company purchased six mixer trucks for $1,209,210 which were leased to a related party. In 2024, the Company purchased twelve used trucks from the same related party for $550,000 and leased them back to the related party. See Note 9 for details about the lease.

In 2025, the Company sold certain assets to a related party and leased them back. See Note 9 for more details.

Depreciation expense was $639,156 for the three months ended March 31, 2026, of which $544,892 is included in cost of sales and $94,264 is included in operating costs on the accompanying statements of income (loss) and changes in member’s equity exclusive of ROU amortization.

Depreciation expense was $554,741 for the three months ended March 31, 2025, of which $491,194 is included in cost of sales and $63,547 is included in operating costs on the accompanying statements of income (loss) and changes in member’s equity exclusive of ROU amortization.

NOTE 3 - RIGHT-OF-USE ASSET AND FINANCE LEASE LIABILITY AGREEMENTS

Ground Lease

The Company entered into a ground lease agreement that contains a dry-batch plant for the production of concrete. The initial agreement is for 5 years and has a commencement date of November 2020. The agreement calls for 60 monthly payments of $6,000. The lease term can be extended through October 31, 2030 with payments of $6,500 per month for the additional 60 month term. The extension is reasonably certain. The agreement also calls for a royalty to be paid to lessor based on cubic yards of concrete sold at a deescalated rate as production increases up to a cap of 90,000 yards.

The lease has an imputed interest rate of 6.5%.

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONT’D.)

MARCH 31, 2026 AND 2025

NOTE 3 - RIGHT-OF-USE ASSET AND FINANCE LEASE LIABILITY AGREEMENTS (CONT’D.)

The following information is provided for the calculated finance lease liability and associated right-of-use (ROU) asset.

	Finance Lease Liability				ROU Asset			Finance Lease Cost
	Cash	Interest	Liability Reduction	Total Liability	Beginning Balance	Amortization	ROU Asset
Balance as of 1/1/2020				$553,232
FYE 2021	$72,000	$32,109	$39,891	513,341	$550,324	$55,965	$494,359	$88,074
FYE 2022	72,000	29,648	42,351	470,990	494,359	55,965	438,394	85,613
FYE 2023	72,000	27,036	44,965	426,025	438,394	55,965	382,429	83,001
FYE 2024	72,000	24,263	47,737	378,288	382,429	55,965	326,464	80,228
FYE 2025	73,000	21,313	51,687	326,601	326,464	55,965	270,499	77,278
FYE 2026	78,000	17,951	60,049	266,552	270,499	55,965	214,534	73,916
FYE 2027	78,000	14,246	63,754	202,798	214,534	55,965	158,569	70,211
FYE 2028	78,000	10,315	67,685	135,113	158,569	55,965	102,604	66,280
FYE 2029	78,000	6,141	71,859	63,254	102,604	55,965	46,639	62,106
FYE 2030	65,000	1,746	63,254	—	46,639	46,639	—	48,385

Hope Facilities

The Company has a recurring lease for basically all the real property for the Hope facilities. The lease is with a related party and originated as a sale lease-back transaction. See Note 9. The lease is for 5 years from July 1, 2025 to June 30, 2030 and may be extended for 3 additional 5-year periods through June 30, 2045. The lease calls for payments of $40,000 per month for the initial term year and increases 2.5% each year thereafter. The lease has an imputed rate of 9%.

	Finance Lease Liability				ROU Asset			Finance Lease Cost
	Cash	Interest	Liability Reduction	Total Liability	Beginning Balance	Amortization	ROU Asset
Balance as of 7/1/2025				$5,288,384
FYE 2025	$240,000	$237,939	$2,061	5,286,323	$5,288,384	$132,210	$5,156,174	$370,149
FYE 2026	486,000	475,476	10,524	5,275,799	5,156,174	264,419	4,891,755	739,895
FYE 2027	498,150	473,979	24,171	5,251,628	4,891,755	264,419	4,627,336	738,398
FYE 2028	510,604	471,188	39,415	5,212,213	4,627,336	264,419	4,362,917	735,607
FYE 2029	523,629	466,955	56,414	5,155,799	4,362,917	264,419	4,098,498	731,374
FYE 2030	536,453	461,113	75,340	5,080,459	4,098,498	264,419	3,834,079	725,532
FYE 2031-35	2,890,268	2,147,938	742,330	4,338,129	3,834,079	1,322,095	2,511,984	3,470,033
FYE 2036-40	3,270,073	1,632,615	1,637,457	2,700,672	2,511,984	1,322,095	1,189,889	2,954,710
FYE 2041-45	3,306,519	605,849	2,700,672	—	1,189,889	1,189,889	—	1,795,738

Trucks and Trailers

The Company has entered into a series of leases for the use of five trucks and two trailers. The leases are payable monthly with payments ranging from $1,571 to $4,442 with interest rates ranging from 4.69% to 12.00% and maturities ranging from June 2026 to February 2028.

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONT’D.)

MARCH 31, 2026 AND 2025

NOTE 3 - RIGHT-OF-USE ASSET AND FINANCE LEASE LIABILITY AGREEMENTS (CONT’D.)

	Finance Lease Liability				ROU Asset			Finance Lease Cost
	Cash	Interest	Liability Reduction	Total Liability	Beginning Balance	Amortization	ROU Asset
Balance as of 4/2025				$634,908
FYE 2025	$186,967	$99,738	$87,229	547,679	$634,908	$147,985	$486,923	$247,723
FYE 2026	294,976	36,735	258,241	289,438	486,923	207,188	279,735	243,923
FYE 2027	207,923	15,515	192,408	97,030	279,735	163,365	116,370	178,880
FYE 2028	98,292	1,262	97,030	—	116,370	93,708	22,663	94,970
					22,663	22,662	—	22,662

A summary of the three ROU agreements are as follows:

	Total Liability			Total ROU Asset, net
	3/31/2026	3/31/2025		3/31/2026	3/31/2025
Ground lease	$311,925	$365,901	Ground lease	$256,507	$312,473
Hope facilities	5,285,257	—	Hope facilities	5,090,070	—
Assumed ROU liabilities	500,868	—	Assumed ROU liabilities	435,126	—

Total	$6,098,050	$365,901	Total	$5,781,703	$312,473

Less current portion	(266,360)	(53,976)

Longterm portion	$5,831,690	$311,925

NOTE 4 - INVESTMENT IN CAPTIVE INSURANCE COMPANY

During 2020, the Company invested in Boulder Insurance. Ltd (Boulder) under rules allowed under the Internal Revenue Service Code. Boulder is a captive insurance program that allows the Company to obtain a lower insurance premium with its insurance carrier through reinsurance from Boulder. The Company basically covers any losses over 125% of the Type A and B insurance losses. The original investment made under the Shareholder Agreement totaled $36,000 and represents a 1.01% interest based on voting rights. For the year ended December 31, 2020, the Company obtained a Letter of Credit as Security Collateral. This was replaced by a $643,439 security collateral deposit in late 2021, with subsequent periodic adjustments. The collateral deposit is expected to be repaid over time as the Company’s risk changes. The total investment in Boulder at March 31, 2026 and 2025 was as follows:

	2026	2025
Original investment	$36,000	$36,000
Security collateral deposit	1,251,167	1,110,000

Total investment	$1,287,167	$1,146,000

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONT’D.)

MARCH 31, 2026 AND 2025

NOTE 5 - ACCRUED EXPENSES

Accrued expenses consist of the following as of March 31, 2026 and 2025:

	2026	2025
Accrued insurance payable	$1,035,974	$702,794
Accrued wages payable	254,835	157,391
Accrued sales tax	284,243	126,374
401(k) accrual	8,815	4,171
Deposits	3,650	3,559
Accrued interest	196,394	81,781

Total accrued expenses	$1,783,911	$1,076,070

NOTE 6 - NOTES PAYABLE

Senior Debt

The Company entered into a $22,500,000 credit facility on November 21, 2018. Under the credit facility, the Company entered into a $20,000,000 term loan (Senior Note Payable) and had $2,500,000 available for additional borrowing under delayed draw term loans (DDTL). The credit facility was amended and restated on August 10, 2023 at which time all previous balances were refinanced under the terms. The original balance of the amended credit facility totaled $17,850,825. Debt under the amended credit facility bears interest at SOFR plus an applicable margin of 3.50%-4.00% (depending on leverage ratio) and 3.50%-4.00% as of March 31, 2026 and 2025, respectively). The amended DDTL had an original balance of $3,000,000. In addition, the agreement continues to allow for a revolving credit note.

The loan is secured by substantially all assets of the Company and requires the Company to maintain certain financial ratios and comply with various restrictive financial covenants. The Company was in compliance with all required covenants as of March 31, 2026.

	2026	2025
The amended Senior Note Payable requires quarterly payments $605,291 until maturity at August 2028. As of March 31, 2026 and 2025, the balance of the Senior Note Payable was $5,447,623 and $11,500,537, respectively. Interest rate at March 2026 was 7.53%.	$5,447,623	$7,868,788
The Company has borrowed funds under the DDTLs, which require quarterly payments equal to 5.45% of the aggregate amount of the DDTLs, which have been funded. As of March 31, 2026 and 2025, the balance of the DDTLs was $1,528,500 and $2,182,500, respectively and has an interest rate of 7.53% at March 2026.	1,528,500	2,182,500

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONT’D.)

MARCH 31, 2026 AND 2025

NOTE 6 - NOTES PAYABLE (CONT’D.)

	2026	2025
The $2,000,000 revolving credit note is dated April 18, 2022 and was issued under terms of a November 21, 2018 credit agreement above. It is collateralized by all Company assets and carries an interest rate of SOFR plus which was 7.54%, at March 2026. Interest is due from time-to-time until maturity at August 2028. 2,000,000		2,000,000
2nd Amendment Term loan in the original amount of $9,000,000 dated December 20, 2024 with maturity date of August 10, 2028 with variable rate that is 7.54%. 8,381,250		8,887,500
3rd Amendment Term loan in the original amount of $2,500,000 dated March 19, 2025 with maturity date of August 10, 2028 with variable rate that is 7.54%.	2,392,180	—
The $2,000,000 revolving credit note is dated April 11, 2025 and was issued under terms of a November 21, 2018 credit agreement above. It is collateralized by all Company assets and carries an interest rate of SOFR plus which was 7.54%, at March 2026. Interest is due from time-to-time until maturity at August 2028.	2,000,000	2,500,000
The $750,000 revolving credit note is dated January 8, 2026 and was issued under terms of a November 21, 2018 credit agreement above. It is collateralized by all Company assets and carries an interest rate of SOFR plus which was 7.54%, at March 2026. Interest is due from time-to-time until maturity at August 2028.	750,000	—

Total	$22,499,553	$23,438,788
Loan Costs
Each loan above incurred loan costs which were capitalized at the time of the loan. The loan cost is amortized on a straight-line basis and charged to interest expense over the life of the loan and totaled $39,242 and $88,344 for the years ended March 31, 2026 and 2025. The unamortized loan costs of $101,178 and $112,192 at March 31, 2026 and 2025 is reflected as a reduction of debt on the respective Consolidated Balance Sheets.	(101,178)	(112,192)

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONT’D.)

MARCH 31, 2026 AND 2025

NOTE 6 - NOTES PAYABLE (CONT’D.)

	2026	2025
Other Debt
In September 2025 the Company bought dispatch equipment through the issuance of a note with Navitas Credit Corp. The Loan requires 60 monthly payments of $2,588 until maturity at September 2030 and carries an interest rate of 12.5%.	106,387	—
In July 2025 the Company bought server equipment through the issuance of a note with Sysco Systems Capital Corp. The Loan requires 36 monthly payments of $1,051 until maturity at July 2028 and carries an interest rate of 0%.	29,432	—
In February 2024, the Company bought a 2023 Ford Explorer through the issuance of a note with Ford Credit. The Loan requires 36 monthly payments of $1,588 until maturity at February 2027 and carries an interest rate of 0%.	17,472	36,532
In December 2024, the Company bought a 2024 Ford Pickup through the issuance of a note with Ford Credit. The Loan requires 60 monthly payments of $1,088 until maturity at January 2030 and carries an interest rate of 1.9%.	48,229	59,255
In December 2024, the Company bought a 2024 Ford Pickup through the issuance of a note with Ford Credit. The Loan requires 60 monthly payments of $1,047 until maturity at January 2030 and carries an interest rate of 1.9%.	46,405	57,013
In November 2023, the Company bought a Ford-450 through issuance of a note with Ford Credit. The loan requires 36 monthly payments of $1,796 until maturity at October 2026 and carries an interest rate of 2%.	12,496	31,343
In April 2025, the Company assumed a note payable from Cadence Bank as part of the formation of the subsidiary. The note is secured by eight 2020 Mack trucks. It requires monthly payments of $10,750 and has an interest rate of 7.25%. The note matures in February 2028.	230,185	—
In January 2026, the Company bought a 2026 Ford F-450 Pickup through the issuance of a note with Ford Credit. The Loan requires 60 monthly payments of $1,663 until maturity at January 2030 and carries an interest rate of 8.99%.	77,978	—

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONT’D.)

MARCH 31, 2026 AND 2025

NOTE 6 - NOTES PAYABLE (CONT’D.)

	2026	2025
Between July 2025 and November 2025, the Company financed four Mack trucks with Cadence Bank that were previously under a lease agreement. The three notes carry an interest rate of 6.5% and require monthly payments of between $893 and $1,670. The notes mature between July 2028 and November 2028.	93,608	—
As part of the purchase and formation of Lafayette Concrete Division, LLC, a seller note was signed with Acadian Redi- Mix, LLC with an original balance of $3,500,000. The note agreement calls for no interest and three annual payments. Two annual payments of $1,000,000 are due on the first and second anniversary dates and a third payment of $1,500,000 is due on the third anniversary.	3,500,000	—

Total long-term debt, net of deferred loan costs	26,560,567	23,510,739
Less current portion, net of deferred loan costs	(4,113,141)	(2,739,050)

Long-term portion, net of deferred loan costs	$22,447,426	$20,771,689

Future principal payments due on long-term debt as of March 31, 2026 are as follows:

Year Ending December 31,	Principal Payment	Loan Cost Amortization	Total
2026	$4,114,787	($31,646)	$4,113,141
2027	5,461,385	(41,724)	5,419,661
2028	16,941,760	(27,808)	16,913,952
2029	69,046	—	69,046
2030	43,133	—	43,133
2031	1,634	—	1,634

Totals	$26,631,745	($101,178)	$26,560,567

NOTE 7 - INCOME TAXES

The Company files income tax returns in the U.S. Federal Jurisdiction and three states. Since the Company was formed in 2018, all income tax years are open for examination but management does not anticipate any changes to previously-filed returns which have been timely filed and for which all taxes have been paid. The Company filed its first consolidated return for the year ended December 31, 2025.

The Company recognizes deferred tax assets and liabilities for future tax consequences of events that have been previously recognized in the Company’s financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on provisions of the enacted tax law, the effects of future tax laws or rates are not anticipated. Measurement is computed using applicable current rates.

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONT’D.)

MARCH 31, 2026 AND 2025

NOTE 7 - INCOME TAXES (CONT’D.)

The deferred income tax liability consisted of the following at March 31, 2026 and 2025:

	2026	2025
Allowance for doubtful accounts	$54,583	$63,718
Disallowed business interest	964,132	959,809
Property and equipment depreciation timing differences	(2,920,756)	(2,655,816)
Goodwill amortization timing differences	(2,366,251)	(1,924,029)
Net operating losses	(350,943)	—

	(4,619,235)	(3,556,318)
Valuation allowance	—	—

Net deferred tax liability	($4,619,235)	($3,556,318)

Income tax expense consists of the following components:

	2026	2025
Current federal and state income tax expense	$30,023	$30,024

Deferred income tax expense (benefit) derived from:
Allowance account	(1,407)	4,159
Business interest	1	(4,806)
Depreciation	(108,910)	(39,470)
Amortization	111,926	95,482
Net operating loss utilization	20,643	—
Change in allowance	—	—

Total deferred income tax expense	22,253	55,365

Total income tax expense	$52,276	$85,389

An allowance account has been set to zero since full utilization of the temporary timing differences noted above is expected.

For the year ended December 31, 2025 the Company reported a federal taxable loss of $1,572,849 and has no payment due. There were no estimates paid during the year. The Company also had state income tax due of $120,092 related to its margin tax obligation in Texas and no income tax due at December 31, 2025 for Oklahoma or Louisiana. No estimates were made during the year to any state. The current net operating loss (NOL) will be utilized either in a carryback or carry forward under existing tax laws. Estimated current tax due for March 31, 2026 is $30,023 for a total payable of $150,115.

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONT’D.)

MARCH 31, 2026 AND 2025

NOTE 7 - INCOME TAXES (CONT’D.)

For the year ended December 31, 2024 the Company reported a federal taxable income of $1,505,881 after utilization of $1,721,657 of NOL and has a payment due of $331,743 which includes a penalty of $15,501. There were no estimates paid during the year. The Company has utilized its full NOL available to carry forward for the year ended December 31, 2024. The Company also had state income tax due of $164,891 related to its margin tax obligation in Texas. No estimates were made during the year. Estimated current tax due for March 31, 2025 is $30,024 for a total payable of $526,658.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Litigation

The Company is subject to legal proceedings and claims arising in the ordinary course of its business. The Company estimates where such liabilities are probable to occur and whether reasonable estimates can be made and accrues liabilities when both conditions are met. Although the ultimate outcome of these matters, if and when they arise, cannot be accurately predicted due to the inherent uncertainty of litigation, in the opinion of management, based upon current information, the Company has one pending litigation claim against them at March 31, 2026.

Purchase Commitments

As part of the lease and supply agreement for the Celina, Texas plant, effective October 31, 2024, the Company agreed to purchase all fine and coarse aggregates, and additional cement materials for the Celina, Rhome and Commerce, Texas plants at agreed-upon prices for the following years and tonnage:

Year	Tonnage
2026	25,000
2027	30,000
2028	35,000
2029	35,000

Facility Lease

The Company entered into a commercial lease agreement on January 4, 2025 for one of its sites. The lease requires monthly payments of $3,000, matures on January 4, 2029, and qualifies as an operating lease. The Company incurred $9,000 of lease expense for the three months year ended March 31, 2026 and 2025. The remaining lease commitments are as follows:

Year	Amount
2026	$27,000
2027	36,000
2028	36,000
2029	36,000

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONT’D.)

MARCH 31, 2026 AND 2025

NOTE 9 - RELATED PARTY TRANSACTIONS

Owners of the Company

The Company is owned by Hope Concrete Intermediate Holdings, LLC (Holdings), which is owned by Hope Concrete Holdings LLC, which is owned by HCH Investment LLC, which is owned by related entities and PNC Capital Finance LLC (PNC).

The Company and the related entity owners of Holdings have a Consulting Services Agreement (Agreement) dated 11/21/18. Both owners of the Holdings will provide various consulting and management services until the Agreement is terminated by either party with a 30-day written notice. The quarterly fees under the Agreement are $150,000 to the related owners.

The owners waived the fee for the first quarter of 2026, therefore, the Company accrued $0 and $150,000 for the three months ended March 31, 2026 and 2025, respectively. Also, the Company paid $0 and $150,000 to the related owners during the three months ended March 31, 2026 and 2025, respectively, and $150,000 and $150,000 was payable at March 31, 2026 and 2025. The expenses are reported as general and administrative expenses in the Statement of Income (Loss) and Changes in Member’s Equity.

CAMC

The Company entered into a Management Services Agreement (Agreement) with a concrete and aggregate materials company and its group members (CAMC) effective October 31, 2023. The Agreement provides that the Company will provide management, operational and administrative services for CAMC. The Agreement is effective through an option exercise agreement in which the Company can purchase CAMC. The Agreement calls for a management fee to be paid from CAMC to the Company of $20,000 per month paid at the end of each fiscal quarter. Additionally, the agreement requires the Company to advance working capital to CAMC which is payable on demand at the discretion of the Company, along with the Company leasing equipment to CAMC during the duration of the Agreement as approved by the Company. Management fees of $60,000 and $60,000 were incurred during the three months ended March 31,2026 and 2025, respectively. The Company also acquired notes receivable from CAMC from the owners of CAMC that are non-interest-bearing and do not have stated maturity dates. An additional note receivable to CAMC was issued on February 13, 2025 for $410,000. The demand note bears interest at 12% and is due the earlier of February 13, 2026 or the date the Company acquires CAMC. At the maturity date, the note was not repaid and is due on demand. Furthermore, the Company paid some vendor invoices on behalf of CAMC during the three months ended March 31, 2026 and 2025, and added to the unpaid management fees and equipment rentals during the three months ended March 31, 2026 and 2025, and are payable at March 31, 2026 and 2025.

On September 11, 2023, the Company entered into an equipment lease agreement with CAMC to lease six mixer trucks for sixty months. On December 27, 2024, the Company entered into another equipment lease agreement for twelve trucks for sixty months. Both leases are operating leases in which title does not transfer to CAMC at any time and is noncancellable by CAMC. For the three months ended March 31, 2026 and 2025, the Company earned $95,358 and $95,358, respectively, for the rental income pursuant to the equipment lease agreements.

HOPE CONCRETE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONT’D.)

MARCH 31, 2026 AND 2025

NOTE 9 - RELATED PARTY TRANSACTIONS (CONT’D.)

During the year ended December 31, 2025, the Company assigned a purchase order to CAMC. CAMC handled all aspects of the project using the Company’s equipment and personnel and earned gross revenues of $3,280,816 for the project. When the project was completed in late 2025, the net profit of $1,855,894 was returned to the Company through the non-interest-bearing working capital advance to CAMC and recorded in net sales in 2025.

During the three months ended March 31, 2026 and 2025, the Company paid for materials on behalf of CAMC totaling $512,547 and $415,922, respectively, which were added to the non-interest-bearing working capital advance to CAMC. The Company reimbursed CAMC $226,311 for services and costs paid by CAMC on behalf of the Company which were applied to the non-interest-bearing working capital advance to CAMC for the three months ended March 31, 2026.

At March 31, 2026 and 2025, the Company had a total of $7,216,556 and $2,990,601, respectively, due from CAMC. The majority of that amount is from invoices paid by Company, net profit from assigned project, shareholder notes purchased and notes receivable, accrued management and accrued equipment rent, and working capital advances.

CAMC also provided the subsidiary with personal services, insurance coverage, and invoices paid on their behalf. During the three months ended March 31, 2026, total payroll, insurance, and invoice reimbursements totaled $636,676. Repayments during the three months ended March 31, 2026 totaled $1,429,233, leaving an overpayment of 897,722 and is recorded as a related party receivable at March 31, 2026.

WSC

The Company entered into a real estate agreement and a subsequent leaseback agreement with a related party (WSC) on June 18, 2025. WSC is ultimately owned equally by two of the Company officers and key employees and a Company officer who is also a partial owner of the Company. The real estate agreement was to sell the Company’s land and buildings for $4,024,000, which was determined by third-party independent appraisals. On the same day, the Company leased the facilities back from WSC. The lease agreement calls for monthly rent of $40,000 per month for the first year and increases of 2.50% each year thereafter. The original lease term is through December 30, 2030, and may be renewed for three additional five-year terms. At this time, the Company believes that it will exercise all the renewal options. The lease has been recorded under the guidelines of ASU 842; therefore, a liability has been recorded for the balance using an incremental borrowing rate of 9%. The original lease liability was computed at $5,288,384 and the balance of the lease liability at March 31, 2026 is $5,285,257. A total of $120,000 was paid during the three months ended March 31, 2026 of which $1,066 was principal and $118,934 was interest.

NOTE 10 - SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has evaluated events or transactions occurring after March 31, 2026, the balance sheet date, through May 5, 2026, the date the financial statements were available to be issued, and determined that there were no events that requires disclosure.